PRUDENTIAL SHORT-TERM BOND FUND, INC.
GATEWAY CENTER THREE
NEWARK, NEW JERSEY 07102




                                                           February 28, 2003


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Short-Term Bond Fund, Inc. (the ?Fund?)
         	(formerly, Prudential Short-Term Corporate Bond Fund, Inc.)
                  File No. 811-5594

Ladies and Gentlemen:

    Please find enclosed the following items: (1) the Annual Report on Form N-SAR for the Fund for the fiscal year period ended December 31, 2002,
(2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.

                                                           Very truly yours,


                                                          /s/Deborah A. Docs
                                                             Deborah A. Docs
                                                             Secretary


DAD
Enclosure






         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of February, 2003.



	PRUDENTIAL SHORT-TERM BOND FUND, INC.



Witness:/s/Deborah A. Docs			By:	/s/Grace C. Torres
            Deborah A. Docs			           Grace C. Torres
            Secretary		   			   Treasurer and Principal
         Financial and Accounting
         Officer